UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2011

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 9, 2011 by Energy XXI Gulf Coast, Inc. (the “Company”), the operating subsidiary of Energy XXI (Bermuda) Limited (“Energy XXI”), announced that it intends, subject to market and other conditions, to privately offer $250 million principal amount of senior notes due 2019 (the “Notes”). A copy of the related press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this report and any exhibit hereto is neither an offer to sell nor the solicitation of an offer to buy any of the Notes.  The Notes that the Company intends to offer will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act.

In addition, February 10, 2011, the Company commenced an offer to purchase for cash (the “Tender Offer”) any and all of its 10% Senior Notes due 2013.  The Tender Offer will expire at Midnight, New York City time, on March 10, 2011, unless the Company extends the Tender Offer or terminates it earlier. A copy of the related press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Other Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Energy XXI Gulf Coast, Inc., dated February 9, 2011.

99.2	Press Release of Energy XXI (Bermuda) Limited, dated February 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

By:	/s/ West Griffin
Name:	West Griffin
Title:	Chief Financial Officer

Date: February 10, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Energy XXI Gulf Coast, Inc., dated February 9, 2011.

99.2	Press Release of Energy XXI (Bermuda) Limited, dated February 10, 2011.